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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

        On October 25, 2013, 21st Century Oncology Holdings, Inc. (the "Company," "we," "our" or "us") completed the acquisition of OnCure Holdings, Inc. ("OnCure"). The accompanying unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2013 presents our historical financial position combined with OnCure as if the acquisition and the financing for the acquisition had occurred on September 30, 2013. The accompanying unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 present the combined results of our operations with OnCure as if the acquisition and the financing for the acquisition had occurred on January 1, 2012. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. As contemplated in the OnCure transaction, we did not acquire the rights to certain management service agreements included in OnCure's historical financial results. Accordingly we have excluded revenues and costs specifically identifiable with these management service agreements from the unaudited pro forma condensed consolidated combined financial information as noted in the pro forma adjustments below. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company's future financial position or operating results of the combined company.

        The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2012 and our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2013 and OnCure's audited consolidated financial statements as of and for the year ended December 31, 2012 and Oncure's unaudited consolidated financial statements as of and for the nine months ended September 30, 2013.

        We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire OnCure of approximately $125.0 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

 Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2013
(dollars in thousands)

	21CH	OnCure	Reclass Adjustments (A)	Pro Forma Adjustments		Pro Forma Combined
Current Assets:
Cash and cash equivalents	$32,469	$16,237	$—	$(40,500)	(a)	$8,206
Restricted cash	5,002	—	—	—		5,002
Accounts receivable, net	97,337	15,275	—	—		112,612
Prepaid expenses	7,898	3,537	(195)	—		11,240
Inventories	4,647	—	195	—		4,842
Deferred income taxes	981	982	—	—		1,963
Other current assets	8,445	143	—	—		8,588

Total current assets	156,779	36,174	—	(40,500)		152,453
Equity investments in joint ventures	684	—	900	725	(b)	2,309
Property and equipment, net	217,575	24,972	—	(2,984)	(c)	239,563
Real estate subject to finance obligation	20,704	—	—	—		20,704
Goodwill	503,908	25,904	—	30,552	(d)	560,364
Intangible assets, net	30,816	21,698	—	35,421	(e)	87,935
Other noncurrent assets	38,097	1,960	(900)	(73)	(f)	39,084

Total Assets	$968,563	$110,708	$—	$23,141		$1,102,412

Current liabilities:
Accounts payable	$38,030	$7,401	$—	$—		$45,431
Accrued expenses	63,974	6,696	57	(375)	(g)	70,352
Accrued interest	—	57	(57)	—		—
Income tax payable	2,769	—	—	—		2,769
Current portion of long-term debt	12,333	22,190	—	(20,000)	(h)	14,523
Current portion of finance obligation	298	—	—	—		298
Other current liabilities	5,014	235	—	(170)	(i)	5,079

Total current liabilities	122,418	36,579	—	(20,545)		138,452
Long-term debt, less current portion	837,810	126	—	75,000	(j)	912,936
Finance obligation, less current portion	22,089	—	—	—		22,089
Other long-term liabilities	25,007	2,527	—	11,176	(k)	38,710
Deferred income taxes	5,055	1,476	—	26,211	(l)	32,742

Total liabilities not subject to compromise	1,012,379	40,708	—	91,842		1,144,929
Liabilities subject to compromise	—	226,739	—	(226,739)	(m)	—

Total liabilities	1,012,379	267,447	—	(134,897)		1,144,929
Noncontrolling interests—redeemable	15,933	—	—	—		15,933
Commitment and contingencies
Equity:
Common stock	—	26	—	(26)	(n)	—
Additional paid-in capital	650,680	96,890	—	(96,890)	(n)	650,680
(Accumulated deficit) retained earnings	(703,312)	(255,855)	—	255,855	(n)	(703,312)
Accumulated other comprehensive loss, net of tax	(20,432)	—	—	—		(20,432)

Total 21st Century Oncology Holdings, Inc. shareholder's equity	(73,064)	(158,939)	—	158,939	(n)	(73,064)
Noncontrolling interests—nonredeemable	13,315	2,200	—	(901)	(o)	14,614

Total equity	(59,749)	(156,739)	—	158,038		(58,450)

Total liabilities and equity	$968,563	$110,708	$—	$23,141		$1,102,412

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2013
(dollars in thousands, except share and per share data)

	21CH	OnCure	Reclass Adjustments (A)	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$533,126	$62,383	$—	$10,167	(a)	$605,676
Salaries and benefits	293,972	23,992	—	2,262	(b)	320,226
Medical supplies	46,166	—	1,155	(18)	(c)	47,303
Facility rent expenses	32,285	—	6,695	(658)	(d)	38,322
Other operating expenses	33,155	—	8,736	(1,056)	(e)	40,835
General and administrative expenses	68,832	36,962	(16,586)	(5,294)	(f)	83,914
Depreciation and amortization	46,550	8,521	—	(898)	(g)	54,173
Provision for doubtful accounts	8,857	—	—	—		8,857
Interest expense, net	62,369	15,829	(119)	(9,082)	(h)	68,997
Gain on the sale of an interest in a joint venture	(1,460)	—	—	—		(1,460)
Impairment loss	—	59,686	—	—		59,686
Equity interest in net earnings of joint ventures	—	(138)	—	—		(138)
Interest income and other expense, net	—	(119)	119	—		—
Reorganization items, net	—	12,368	—	(12,368)	(i)	—
Loss on foreign currency transactions	1,166	—	—	—		1,166
Loss on foreign currency derivative contracts	309	—	—	—		309

(Loss) income before income taxes	(59,075)	(94,718)	—	37,279		(116,514)
Income tax expense (benefit)	4,849	(197)	—	—	(j)	4,652

Net (loss) income	(63,924)	(94,521)	—	37,279		(121,166)
Net income attributable to noncontrolling interests—redeemable and non-redeemable	(1,365)	(105)	—	—		(1,470)

Net (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	$(65,289)	$(94,626)	$—	$37,279		$(122,636)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012
(dollars in thousands, except share and per share data)

	21CH	OnCure	Reclass Adjustments (A)	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$693,951	$93,927	$—	$12,195	(a)	$800,073
Salaries and benefits	372,656	31,973	—	3,712	(b)	408,341
Medical supplies	61,589	—	1,420	(66)	(c)	62,943
Facility rent expenses	39,802	—	8,513	(854)	(d)	47,461
Other operating expenses	38,988	—	11,084	(1,548)	(e)	48,524
General and administrative expenses	82,236	40,026	(21,017)	(7,011)	(f)	94,234
Depreciation and amortization	64,893	15,451	—	(5,288)	(g)	75,056
Provision for doubtful accounts	16,916	—	—	—		16,916
Interest expense, net	77,494	27,039	59	(18,043)	(h)	86,549
Electronic health records incentive income	(2,256)	—	—	—		(2,256)
Early extinguishment of debt	4,473	1,098	—	—		5,571
Fair value adjustment of earn-out liability and noncontrolling interests—redeemable	1,219	—	—	—		1,219
Impairment loss	81,021	107,498	—	—		188,519
Equity interest in net earnings of joint ventures	—	(373)	—	—		(373)
Interest income and other expense, net	—	59	(59)	—		—
Loss on foreign currency transactions	339	—	—	—		339
Loss on foreign currency derivative contracts	1,165	—	—	—		1,165

(Loss) income before income taxes	(146,584)	(128,844)	—	41,293		(234,135)
Income tax expense (benefit)	4,545	(10,526)	—	—	(i)	(5,981)

Net (loss) income	(151,129)	(118,318)	—	41,293		(228,154)
Net income attributable to noncontrolling interests—redeemable and non-redeemable	(3,079)	(243)	—	—		(3,322)

Net (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	$(154,208)	$(118,561)	$—	$41,293		$(231,476)

Note 1: Description of Transaction and Basis of Presentation

        On October 25, 2013, we completed the acquisition of OnCure for approximately $125.0 million, including $42.5 million in cash and up to $82.5 million in assumed debt ($7.5 million of additional debt will be assumed if certain OnCure centers achieve a minimum level of EBITDA). This acquisition has been accounted for as a purchase under GAAP. Under the purchase method of accounting, the assets and liabilities of OnCure are recorded as of the completion of the acquisition, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of OnCure have been consolidated with the Company beginning on the date of the acquisition.

Note 2: Preliminary Estimated Acquisition Consideration and Preliminary Estimated Acquisition Consideration Allocation

        The following table sets forth the estimated allocation for each component of acquisition consideration paid in the OnCure Acquisition (dollars in thousands):

Preliminary Estimated Acquisition Consideration
Cash	$40,500
11.75% senior secured notes due January 2017	75,000
Assumed capital lease obligations & other notes	2,316
Fair value of contingent earn-out, represented by 11.75% senior secured notes due January 2017 issued into escrow	7,550

Total preliminary estimated acquisition consideration	$125,366

        For the purposes of these pro forma financial statements, the estimated acquisition consideration has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for OnCure is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed consolidated combined financial statements.

        The total preliminary estimated acquisition consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of OnCure based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation
Cash and cash equivalents	$16,237
Accounts receivable	15,275
Other currents assets	4,662
Accounts payable	(7,401)
Accrued expenses	(6,378)
Other current liabilities	(65)
Equity investments in joint ventures	1,625
Property and equipment	21,988
Intangible assets—management services agreements	57,119
Other noncurrent assets	987
Other long-term liabilities	(6,153)
Deferred income taxes—liability	(27,687)
Noncontrolling interest—nonredeemable	(1,299)
Goodwill	56,456

Preliminary estimated acquisition consideration	$125,366

        Preliminary estimated fair values for the management services arrangements were determined based on the income approach utilizing the excess earnings method. The management services agreements will be amortized on a straight-line basis over the terms of the respective agreements. As of the acquisition date the weighted average life of the management services agreements was 12 years.

Note 3: Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

  (A)
  To reclassify OnCure balance sheet items as presented in the Company's balance sheet, including reclassification of machine parts inventory from prepaid expenses to inventory, reclassification of equity investments in joint ventures from noncurrent assets, and reclassification of accrued interest to accrued expenses.

        The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

        Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a)	To reflect cash consideration paid in the OnCure transaction	$40,500
(b)	To reverse book value of equity investments in unconsolidated joint ventures	$(900)
	To record fair value of equity investment in unconsolidated joint ventures	1,625

	Total adjustment to equity investments in joint ventures	$725
(c)	To reverse book value of property and equipment	$(24,972)
	To record fair value of property and equipment	21,988

	Total adjustment to property and equipment	$(2,984)
(d)	To reverse existing OnCure goodwill	$(25,904)
	To adjust for purchase consideration in excess of fair value of nets assets acquired	56,456

	Total adjustment to goodwill	$30,552
(e)	To reverse net book value of existing OnCure intangible assets	$(21,698)
	To record fair value of acquired intangibles, management services agreements	57,119

	Total adjustments to intangible assets	$35,421
(f)	To record fair values of favorable leasehold interests	$184
	To reverse deferred financing costs associated with prior OnCure debt	(257)

	Total adjustment to other noncurrent assets	$(73)
(g)	To reverse management fee accrual of former private equity sponsor	$(375)
(h)	To reverse senior credit facility paid at time of exit from bankruptcy	$(20,000)
(i)	To reverse current portion of deferred rent liability	$(170)
(j)	To record assumption of 11.75% senior secured notes due January 2017	$75,000
(k)	To record fair value of contingent earn-out, represented by 11.75% senior secured notes due January 2017 issued into escrow	$7,550
	To record fair values of unfavorable leasehold interests	6,153
	To reverse long term portion of deferred rent liability	(2,527)

	Total adjustment to other long-term liabilities	$11,176

(l)	To reverse current deferred income tax liability	$(1,476)
	To record an estimated deferred tax liability on the fair value of purchased intangibles	27,687

	Total adjustment to deferred income tax liability	$26,211
(m)	To reverse liabilities subject to compromise at time of exit from bankruptcy	$(226,739)
(n)	To reverse common stock	$(26)
	To reverse additional paid-in capital	(96,890)
	To reverse accumulated deficit	255,855

	Total adjustment to equity	$158,939
(o)	To reverse book value of noncontrolling interests—nonredeemable	$(2,200)
	To record fair value of noncontrolling interest—nonredeemable	1,299

	Total adjustment to noncontrolling interest—nonredeemable	$(901)

Note 4: Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Nine Months Ended September 30, 2013

  (A)
  To reclassify OnCure general and administrative expenses to certain items as presented in the Company's Statement of Operations.

        The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein. A summary of the pro forma adjustments follows:

        Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a)	To eliminate total revenues of radiation therapy treatment facilities that were not acquired	$(1,254)
	Executed conversion of the Florida practices from a management services agreement to a physician employment agreement	11,421

		$10,167
(b)	To eliminate salaries and benefits of radiation therapy treatment facilities that were not acquired	$(1,049)
	Executed conversion of the Florida practices from a management services agreement to a physician employment agreement	9,819
	To eliminate salaries and benefits associated with contracts rejected in bankruptcy	(6,508)

		$2,262
(c)	To eliminate medical supplies of radiation therapy treatment facilities that were not acquired	$(18)
(d)	To eliminate facility rent expenses of radiation therapy treatment facilities that were not acquired	$(658)
(e)	To eliminate other operating expenses of radiation therapy treatment facilities that were not acquired	$(1,056)
(f)	To eliminate general and administrative expenses of radiation therapy treatment facilities that were not acquired	$(108)
	To eliminate management fees of former private equity sponsor	(1,125)
	To eliminate costs associated with contracts rejected in bankruptcy	(4,061)

			$(5,294)
(g)	To eliminate depreciation and amortization of radiation therapy treatment facilities that were not acquired		$(582)
	To reverse remaining depreciation and amortization expense of OnCure		(7,939)
	To record amortization expense for newly identified intangible assets		4,109
	To record depreciation expense for revaluation of property plant & equipment		3,514

			$(898)
(h)	To reverse previously recorded interest expense of OnCure		$(15,829)
	To record interest expense on $75.0 million 11.75% senior secured notes due April 2017		6,609
	To record interest expense of assumed capital lease obligations and other promissory notes related to equipment purchase		138

			$(9,082)
(i)	To eliminate costs associated with OnCure reorganization		$(12,368)
(j)	Effect of pro forma adjustments on (loss) income before income taxes pro forma adjustments		$37,279
	Federal rate	35.00%
	State rate (5%), net of Federal benefit	3.90%

	Statutory Federal and state income tax rate	38.90%	$14,502
	Adjustment to NOL and valuation allowance		(14,502)

			$—

Note 5: Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2012

  (A)
  To reclassify OnCure general and administrative expenses to certain items as presented in the Company's Statement of Operations.

        The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

        Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a)	To eliminate total revenues of radiation therapy treatment facilities that were not acquired	$(3,033)
	Executed conversion of the Florida practices from a management service agreement to a physician employment agreement	15,228

		$12,195
(b)	To eliminate salaries and benefits of radiation therapy treatment facilities that were not acquired	$(1,551)
	Executed conversion of the Florida practices from a management services agreement to a physician employment agreement	13,092
	To eliminate salaries and benefits associated with contracts rejected in bankruptcy	(7,829)

		$3,712

(c)	To eliminate medical supplies of radiation therapy treatment facilities that were not acquired		$(66)
(d)	To eliminate facility rent expenses of radiation therapy treatment facilities that were not acquired		$(854)
(e)	To eliminate other operating expenses of radiation therapy treatment facilities that were not acquired		$(1,548)
(f)	To eliminate general and administrative expenses of radiation therapy treatment facilities that were not acquired		$(165)
	To eliminate management fees of former private equity sponsor		(1,500)
	To eliminate costs associated with contracts rejected in bankruptcy		(5,346)

			$(7,011)
(g)	To eliminate depreciation and amortization of radiation therapy treatment facilities that were not acquired		$(910)
	To reverse remaining depreciation and amortization expense of OnCure		(14,541)
	To record amortization expense for newly identified intangible assets		5,478
	To record depreciation expense for revaluation of property plant & equipment		4,685

			$(5,288)
(h)	To reverse previously recorded interest expense of OnCure		$(27,039)
	To record interest expense on $75.0 million 11.75% senior secured notes due April 2017		8,813
	To record interest expense of assumed capital lease obligations and other promissory notes related to equipment purchase		184

			$(18,043)
(i)	Effect of pro forma adjustment on (loss) income before income taxes pro forma adjustments		$41,293
	Federal rate	35.00%
	State rate (5%), net of Federal benefit	3.90%

	Statutory Federal and state income tax rate	38.90%	$16,063
	Adjustment to NOL and valuation allowance		(16,063)

			$—

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  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet September 30, 2013 (dollars in thousands)
Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2013 (dollars in thousands, except share and per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2012 (dollars in thousands, except share and per share data)